American Century World Mutual Funds, Inc
            Exhibit 77 O
            for period ending 5/31/2004

Fund        Issuer           Ticker       Principal Amount Principal Amount (ForeiAmount PurchaseAmount)Purchased (Foreign$)
INTL GRO    NEC Corporation  6701.T       $ 1,654,950,887  177,750,000,000 JPY    $ 3,031,870.02 325,638,000 JPY

Trade Date  Price            Price-Foreign Underwriter     Underwriting Spread      Currency     Underwriting Spread (US$)
 12/8/2003  $6.6198            711 JPY       MSCO              4.080%               JPY                $0.270